UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

BANK OF MONTREAL,

Plaintiff,

v.

OPTIONABLE, INC.,

Defendant.

MEMORANDUM DECISION AND ORDER

09 Civ. 7557 (GBD)

GEORGE B. DANIELS, District Judge:

Defendant and Counterclaim Plaintiff, Optionable, Inc. ("Optionable") filed an answer and counterclaims against Plaintiff Bank of Montreal ("BMO") for tortious interference with contractual business relations, tortious interference with Optionable's prospective business advantage with third party NYMEX, and for tortious interference with Optionable's prospective business advantage with various third party brokerage customers. BMO moves to dismiss the three counterclaims under Federal Rule of Civil Procedure 12(b)(6) for failure to state a claim. BMO's motion is GRANTED.

Facts

During the relevant time period, Optionable operated as a brokerage firm, and provided brokerage services to customers engaged in commodities trading. Am. Answer, Countercl. ¶ 2. BMO was one of Optionable's brokerage customers. Id. BMO is a large foreign bank based in Canada. Id. ¶ 3.

BMO operated a Commodities Derivatives Group, through its Capital Markets group, which engaged in high volume, risky trading of natural gas derivatives based on making bets on the future direction and unpredictability of the price of natural gas. Id. ¶ 10. BMO was fully aware, at all times, of the inherent risks in its options trading activities. Id. ¶ 13. The Head Trader

in the Commodities Derivative Group of BMO was David Lee ("Lee"). Id. ¶ 14. Lee was responsible for BMO's strategic decisions, trades, and taking positions in BMO's "book" of natural gas "bets." Id. In this role, Lee valued BMO's positions on a daily basis. Id. Lee was supervised by Robert Moore ("Moore"), the Head of the Commodities Derivatives Group. Id. ¶ 16. In addition to being responsible for the supervision of traders, Moore's role required him to manage BMO's commodities trading strategies, and ensure that BMO's trading books were accurately valued each day. Id. Optionable contends that BMO's compensation and bonus policies incentivized Lee and Moore to take large risks in BMO's natural gas derivatives positions. Id. ¶ 18.

Optionable alleges that BMO "frequently incorrectly valued its natural gas options positions due to incorrect models [to estimate values] it used, or due to its own negligence, and mistakes it made in applying the models." Id. ¶ 27. Lee is alleged to have deliberately "mismarked" his trading positions. Id. ¶ 28. A 2007 review of BMO by a major accounting firm revealed that BMO had suffered large losses in its natural gas derivatives book, and led to the discovery of Lee's mismarkings. Id. ¶ 29. "Lee has since pleaded guilty to criminal acts concerning this fraud." Id. In April and May of 2007, BMO announced publicly that it had taken write-offs of hundreds of millions of dollars in connection with its natural gas options positions. Id. ¶ 23. It was also allegedly discovered, through the accounting firm's review, that BMO had failed to follow industry standards in many areas of its derivatives trading activities. Id. ¶ 30. Optionable claims that BMO's failures, and Lee's actions, contributed to BMO's losses and write-offs. Id. Despite BMO's full access to all of Lee's trading positions, BMO's purported risk management and management supervisory systems failed to intervene in Lee's mismarkings. Id. ¶ 31, 32.

According to Optionable, despite BMO's own mistakes being the cause of its trading losses, BMO "launched a dishonest and deceitful campaign to attempt to shift the blame and public attention from its own institutional and managerial shortcomings to others," including Optionable. Id. ¶ 41. On May 8, 2007, BMO issued a press release stating that it was "suspending all of its business relationships with the brokerage firm, Optionable, Inc., as well as all derivatives trading through that firm, pending the results of a full external review which is ongoing." Id. ¶ 47. Optionable asserts that this statement was "designed to link Optionable to the trading losses suffered by BMO and injure Optionable's reputation in the market…" Id. On May 17, 2007, BMO issued another public statement, this time announcing that it was increasing the losses from its commodities trading, due to "increased concerns with the reliability of quotes received from its principal broker." Id. ¶ 48. Optionable alleges that this statement was "false and was designed solely to divert attention away from BMO's own failings and negligence." Id. ¶ 48.

BMO filed this action on August 28, 2009, alleging claims of fraud, negligent misrepresentation, aiding and abetting fraud and breach of fiduciary duty, and breach of contract against Optionable. Optionable filed an amended answer with counterclaims on September 6, 2011, alleging that BMO's public announcements about Optionable have caused Optionable to "lose all of its brokerage customers and its brokerage revenues," that "Optionable's public stock has declined by several hundred million dollars," and that they have "caused the loss to Optionable of an extremely valuable business and contractual relationship with the New York Mercantile Exchange ("NYMEX")." Id. ¶ 55. Specifically as to NYMEX, Optionable asserts that it had entered into a publicly disclosed contract with NYMEX on April 10, 2007, but that as a direct result of BMO's "campaign of vilification and distortions," NYMEX walked away from

both the contract, and its relationship with Optionable. Id. ¶ 56. Optionable alleges that it lost other business advantages and opportunities due to BMO's actions, as well. Id. ¶ 57.

Legal Standard

Under Rule 8(a)(2), a Complaint must provide "a short and plain statement of the claim showing that the pleader is entitled to relief." Burch v. Pioneer Credit Recovery, Inc., 551 F.3d 122, 124 (2d Cir. 2008). In deciding a 12(b)(6) motion, the Court is to liberally construe the complaint, accepting the factual allegations as true and drawing all reasonable inferences in Plaintiff's favor. Id. The complaint must plead "enough facts to state a claim for relief that is plausible on its face." Bell Atl. Corp. v. Twombly, 550 U.S. 544, 570 (2007). "A claim has facial plausibility when the pleaded factual content allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged." Ashcroft v. Iqbal, 129 S.Ct. 1937, 1949 (2009). However, the Rule requires "more than an unadorned, the-defendant-unlawfully-harmed-me accusation" or a series of legal conclusions and factually unsupported accusations. Id.

Time Barred Claims

BMO contends that Optionable's counterclaims sound in defamation, based on the nature of Optionable's injury, and are subject to the one year statute of limitations applicable to defamation claims under CPLR 215. N.Y.C.P.L.R. § 215(3).

Under New York law, "the essence of the claim – rather than its name dictates the applicable statute of limitations." Guelen v. Distinctive Pers., Inc., 11 Civ. 01204 (JG) 2011 U.S. Dist. Lexis 86064 (S.D.N.Y. Aug. 4, 2011) (citing Morrison v. Nat'l Broad. Co., 19 N.Y.2d 453, 459 (1943)). Optionable's factual allegations make clear that it seeks to recover damages from the harm BMO allegedly caused to its professional reputation, which led to a lower valuation of its stock, the termination of business relationships with current and prospective clients, and with

NYMEX. Optionable expressly alleges that BMO's May 8, 2007 statement was "designed to link Optionable to the trading losses suffered by BMO and injure Optionable's reputation in the market..." Countercl. ¶ 47. Optionable claims reputational damage from false public statements not specifically directed to any individual or entity. Although Optionable asserts economic damages in its counterclaims, the essence of its claim is clearly defamation.

The time begins for purposes of the statute of limitations for defamation claims when the allegedly defamatory statement occurs. Egleston v. Kalamarides, 58 N.Y.2d 682 (1982); See also Joseph v. Cardinal Cooke Health Care Ctr., 07 Civ. 9325 (JGK) 2008 U.S. Dist. LEXIS 26337 (S.D.N.Y. Apr. 2, 2008). Optionable alleges that the first of BMO's public statements was made on May 8, 2007, and the second on May 17, 2007. The statute of limitations on each of these claims ran on May 8, 2008 and May 17, 2008, respectively. As such, each of the counterclaims is time-barred, having been asserted in 2011.[1]

OPTIONABLE FAILS TO ALLEGE ANY CONTACT BETWEEN BMO AND NYMEX OR BETWEEN BMO AND OPTIONABLE'S OTHER BUSINESS CUSTOMERS[2]

Even if the counterclaims had been timely made, each of them fail to sufficiently plead facts satisfying the elements of each claim. Optionable's three counterclaims are: (1) tortious interference with contractual business relations with NYMEX; (2) tortious interference with prospective business advantage with NYMEX; and (3) tortious interference with prospective business advantage with other brokerage customers. Under New York law, to state a claim for

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[1] Optionable retorts that under CPLR § 203(d), a counterclaim "is not time-barred if it arose from the . . . transactions or occurrences, upon which a claim asserted in the complaint depends . . ." N.Y.C.P.L.R. § 203(d). However, BMO's complaint alleges that Optionable misrepresented that the price quotes supplied to BMO were independent quotes when Optionable knew that Lee had created those quotes. BMO contends that the fictitious market price quotations caused losses to its natural gas options trading portfolio. Optionable's counterclaims do not arise from any of those activities. Optionable's counterclaims rely on BMO's later statements alleged to have been made solely to interfere with Optionable's business relationship with a third party.

[2] BMO urges this Court to construe Optionable's counterclaims as sounding in defamation, not only for purposes of the applicable statute of limitations but also for the substantive claims, as well. However, since the claims are time-barred, the counterclaims will be taken at face-value as tortious interference claims to demonstrate their insufficiency as pleaded.

tortious interference with contractual business relations, a Plaintiff must establish (1) the existence of a valid contract; (2) that the defendant had knowledge of the contract; (3) that the defendant intentionally and improperly procured the breach of that contract; and (4) resulting damages to the plaintiff. Finley v. Giacobbe, 79 F.3d 1285, 1294 (2d Cir. 1996). To state a claim for tortious interference with prospective economic advantage, under New York law, the plaintiff must allege that "'(1) it had a business relationship with a third party; (2) the defendant knew of that relationship and intentionally interfered with it; (3) the defendant acted solely out of malice, or used dishonest, unfair, or improper means; and (4) the defendant's interference caused injury to the relationship.'" Kirch v. Liberty Media Corp., 449 F.3d 388, 400 (2d Cir. 2006) (quoting Carvel Corp. v. Noonan, 350 F.3d 6, 17 (2d Cir. 2003)).

Under both tortious interference claims, a plaintiff must demonstrate that the defendant had some contact with the third parties, here NYMEX and Optionable's other brokerage customers, in order to make out a claim for interference. G.K.A. Beverage Corp. v. Honickman, 55 F.3d 762, 768 (2d Cir. 1995); Carvel Corp. v. Noonan, 3 N.Y.3d 182, 192 (2004) ("as federal courts applying New York law have recognized, conduct constituting tortious interference with business relations is, by definition, conduct directed not at the plaintiff itself, but at the party with which the plaintiff has or seeks to have a relationship."); Lama Holding Co. v. Smith Barney, 88 N.Y.2d 413, 425 (1996) (dismissing tortious interference with contract claim where complaint did not contain an "allegation that [defendants] intentionally procured [third party's] breach of its contract with [plaintiff] . . ."). Optionable alleges no such contact with any identified customer in its counterclaims.

In support of the tortious interference with contract claim, Optionable simply asserts that BMO's "deceitful PR campaign" was designed to "*publicly brand* Optionable as

incompetent/and or dishonest in its business activities" and that "BMO directly interfered with Optionable's contractual relations with NYMEX and was the cause of NYMEX repudiating and walking away from its contractual commitments to Optionable." Countercl. ¶ 60 (emphasis added). A tortious interference claim based on a "public branding" of a plaintiff, without any factual allegations of direct, intentional contact for the purposes of procuring a breach of the contract is insufficient.

Optionable's tortious interference with prospective business advantage with NYMEX claim, and tortious interference with prospective business advantage with other brokerage customers claim, rely on the same allegations of BMO "*public[ly] brand[ing]*" Optionable, and are thus both similarly insufficient.[3]

Optionable's counterclaims are both time-barred, and insufficiently pled to state the claims asserted. Accordingly, BMO's motion to dismiss Optionable's counterclaims is GRANTED.

Conclusion

Bank of Montreal's motion to dismiss Optionable's three counterclaims is GRANTED.

Dated: August 24, 2012
New York, New York

SO ORDERED:

George B. Daniels

GEORGE B. DANIELS
United States District Judge

[3] Optionable's third counterclaim for tortious interference with prospective business advantage based on its "other customers" Countercl. ¶ 75, is also insufficient in that it "fail[s] to identify a single specific client relationship with which [BMO] interfered and, thus, do[es] not state a claim for tortious interference with business relations." Ho Myung Moolsan Co., Ltd. v. Manitou Mineral Water, Inc., 665 F. Supp. 2d 239, 255 (S.D.N.Y. 2009).